Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our auditor’s report dated March 18, 2026 relating to the financial statements of Schwarz Ready Mix as of and for the period ended October 17, 2025 and the year ended December 31, 2024, in Suncrete, Inc.’s Registration Statement on Form S-4. . We also consent to the reference to our firm under the heading “Experts” in the Prospectus and elsewhere in the Registration Statement.”

Oklahoma City, Oklahoma

May 8, 2026

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